                 [KANTROW, SPAHT, WEAVER & BLITZER LETTERHEAD]

                                                                    EXHIBIT 5.2

                               February 18, 1997



United Companies Financial Corporation
4041 Essen Lane
P.O. Box 1591
Baton Rouge, Louisiana 70821-1591

        Re: United Companies Financial Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to United Companies Financial Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed on February 19, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering up to $500,000,000 aggregate initial offering price of (i) the Company's unsecured debt securities, which may be either senior or subordinated (the "Debt Securities"); (ii) the Company's $2.00 par value preferred stock (the "Preferred Stock"); and (iii) the Company's $2.00 par value common stock, including associated rights to purchase the Company's Series A Junior Participating Preferred Stock (together, the "Common Stock") (the Debt Securities, the Preferred Stock and the Common Stock are collectively referred to herein as the "Securities"). The Registration Statement also covers an indeterminate amount of Debt Securities and shares of the Common Stock and Preferred Stock as may be issued upon conversion or exchange of the Debt Securities or the Preferred Stock, as the case may be. We may also act as counsel to the Company in connection with the possible future registration of up to $100,000,000 aggregate initial offering price of Securities that may be registered pursuant to Rule 462(b) under the Act by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement"). The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendment or supplements thereto and the 462(b) Registration Statement, if any.

United Companies Financial Corporation
February 18, 1997
Page 2


        The senior Debt Securities and the subordinated Debt Securities are to be issued pursuant to separate Indentures (each, an "Indenture") between the Company and the First National Bank of Chicago, as trustee, and The Bank of New York, as trustee, respectively (each, a "Trustee"). Certain of the terms of each series of Debt Securities may be set forth in a supplemental indenture to an Indenture (each, as "Supplemental Indenture") between the Company and a Trustee.

        We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Restatement of the Articles of Incorporation of the Company, its By-Laws, as amended, resolutions of its Board of Directors, certificates of public officials, certificates of officers of the Company or its subsidiaries and such other documents and corporate records as we have deemed relevant and necessary as the basis for the opinion expressed herein. In our examination of the aforementioned, we have assumed without investigation the authenticity of the originals of such documents and the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of natural persons and the accuracy of the statement contained in such certificates. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deem applicable or relevant hereto, and subject to the other qualifications below, it is our opinion that:

        (1) The Company is duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State;

        (2) When (i) the Registration Statement (including the 462(b) Registration Statement, if any) has become effective under the Act and under all securities or blue sky laws of any state or jurisdiction where registration or qualification is required;
                (ii) the Underwriting Agreement - Basic Provisions and the related Terms Agreement have been duly authorized, executed and delivered by the Company; (iii) the issuance and sale of shares of the Common Stock and the terms of the offering have been duly authorized by the Company; (iv) the issuance and sale of shares of the Common Stock are in conformity with the Registration Statement (including the 462(b) Registration Statement, if any) and the prospectus made a part thereof, as supplemented from time to time, that may be filed or in effect from time to time, the Louisiana Business Corporation Law as then in effect (the "LBCL"), and the Restatement of the Articles of Incorporation of the Company, and

United Companies Financial Corporation
February 18, 1997
Page 3


               do not violate any applicable law, order, rule or regulation or any document, agreement or instrument then binding on the Company; and (v) the form of certificates representing shares of the Common Stock complies with the requirements of the LBCL, the Common Stock, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

        (3) When (i) the Registration Statement (including the 462(b) Registration Statement, if any) has become effective under the Act and under all state securities laws where registration or qualification is required; (ii) the Underwriting Agreement - Basic Provisions and the related Terms Agreement have been duly authorized, executed and delivered by the Company; (iii) the designation of one or more series of Preferred Stock and the establishment of the relevant rights, preferences, limitations and qualifications of such series has been duly authorized by the Company; (iv) the issuance and sale of shares of the Preferred Stock and the terms of the offering have been duly authorized by the Company; (v) the issuance and sale of shares of the Preferred Stock are in conformity with the Registration Statement (including the 462(b) Registration Statement, if any) and the prospectus made a part thereof, as supplemented from time to time, that may be filed or in effect from time to time, the LBCL, and the Restatement of the Articles of Incorporation of the Company, and do not violate any applicable law, order, rule or regulation or any document, agreement or instrument then binding on the Company; and (vi) the form of certificates representing shares of the Preferred Stock complies with the requirements of the LBCL, the Preferred Stock, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

        (4) If any Debt Securities or shares of Preferred Stock to be issued are convertible or exchangeable into shares of Preferred Stock or Common Stock, as the case may be, when (i) the Registration Statement (including the 462(b) Registration Statement, if any) has become effective under the Act and under all state securities laws where registration or qualification is required; (ii) the Debt Securities or shares of Preferred Stock have been exchanged or converted into shares of Preferred Stock or Common Stock, as the

United Companies Financial Corporation
February 18, 1997
Page 4


        case may be, pursuant to due authorization of the Company's Board of Directors; (iii) the exchange or conversion of the Debt Securities or shares of Preferred Stock into shares of Preferred Stock or Common Stock, as the case may be, complies in all respects with the terms of the Debt Securities or shares of Preferred Stock, the shares of Preferred Stock or Common Stock, as the case may be, when issued upon exchange or conversion of Debt Securities or Preferred Stock, as the case may be, will be validly issued, fully paid and non-assessable.


     We hereby expressly consent to the reference to our firm in the prospectus and each related prospectus supplement forming a part of the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in the 462(b) Registration Statement, if any, and to the filing of this opinion with any appropriate governmental agency.


                                        Very truly yours,

                                        KANTROW, SPAHT, WEAVER & BLITZER
                                        (A PROFESSIONAL LAW CORPORATION)


                                        /s/ Kantrow, Spaht, Weaver & Blitzer
                                            (A Professional Law Corporation)